PDL®

First Quarter 2020 Financial Results Conference Call

May 7, 2020

Nasdaq: PDLI

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Failure to successfully identify or complete a potential sale, divestiture, spin-off, merger, combination or similar transaction, or the failure of any such transaction to yield additional value for shareholders;
- Market conditions or public health risks such as the COVID-19 pandemic, which may affect the timing and/or execution of, and/or amount of net proceeds from, any potential sale, divestiture, spin-off, merger, combination or similar transaction in connection with our monetization strategy;
- Activities by shareholder activists, including a proxy contest or any unsolicited takeover proposal;
- Tax treatment of any distributions we may make in connection with our monetization strategy or dissolution;
- The amounts or timing of distributions to stockholders in connection with our monetization strategy or if we file for dissolution, which could be subject to an uncertain amount of claims or other potential liabilities;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of our investments and income generating assets;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

On May 5, 2020, the Company filed a preliminary proxy statement and the Company plans to file a definitive proxy statement (the "2020 Proxy Statement") with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's 2020 annual meeting of stockholders (the "2020 Annual Meeting"), together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2020 Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://investor.pdl.com/investor-relations/sec-filings) or by contacting Okapi Partners by phone (for stockholders, banks and brokers) at 877-259-6290 or (all others outside the U.S.) at 212-297-0720, by email at info@okapipartners.com or by mail at Okapi Partners LLC, 1212 Avenue of the Americas, 24th Floor, New York, NY 10036.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom owns in excess of one percent (1%) of the Company's shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Information relating to the foregoing can also be found in the Company's definitive proxy statement for its 2019 annual meeting of stockholders (the "2019 Proxy Statement"), filed with the SEC on April 30, 2019. To the extent holdings of the Company's securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2019 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Progress Toward Asset Monetization

- Progressing with disciplined, cost-effective monetization strategy with focus on optimizing return of net proceeds to stockholders
- Potential transactions include whole company sale, divestiture of assets, subsidiary or asset spin-off or combination of transactions
- Confidence in the high quality of our assets and we believe they are attractive to strategic and/or financial buyers, or as stand-alone public operating companies

PDL

Proposed Dissolution Plan

- Virtual Annual Meeting of Stockholders is scheduled for July 16, 2020 with record date of May 29, 2020
- Our Board approved a plan of dissolution to be presented to stockholders
- Approval of the Dissolution Plan requires approval by the holders of the majority our outstanding shares of common stock
- Plan calls for filing of Certificate of Dissolution with State of Delaware, which requires at least a three-year wind-down period
- If stockholders do not approve the Dissolution Proposal, the Board will continue to explore alternatives for returning capital to stockholders
- Due to the extent and duration of the COVID-19 pandemic, the timing of the sale of all or substantially all assets may be delayed beyond 2020
- Plan of Dissolution permits the Board to abandon or delay the Certificate of Dissolution and the implementation of the dissolution due to changes in circumstance or if in the best interest of PDL and our stockholders
- Dissolution of the company after liquidation of its key assets will allow an efficient wind down of the company's operations and protect shareholders from liability due to claims brought during or after the dissolution period. In addition, dissolution will allow the Company to reduce overhead expenses with the goal of ultimately increasing total distributions to the shareholders

PDL

Distribution of Evofem Common Stock

- Board of Directors approved distribution of all 13.3 million shares of EVFM common stock held by PDL through special, one-time dividend
- Decision made after careful consideration and consultation with advisors Torreya and SVB Leerink
- EVFM shares to be distributed on May 21, 2020 to PDL stockholders of record at close of business on May 15, 2020
- Stockholders estimated to receive approximately 0.115 share of EVFM for each share of PDL common stock held; cash in lieu of any fractional shares of EVFM; final ratio to be determined on the record date
- Evofem's Phexxi™ for the prevention of pregnancy FDA PDUFA date of May 25, 2020
- Continue to pursue monetization of 3.3 million EVFM warrants held by PDL

PDL

Strategy to Maximize Asset Value

- Engaged leading investment banks as advisors; robust processes underway:
  - BofA Securities for sale of whole company or royalty portfolio
  - Torreya for sale of Noden
  - SVB Leerink to pursue pathway for LENSAR and advise on overall liquidation and distribution strategies
- Estimated value of our cash and other non-cash assets for distribution to stockholders, including potentially as part of a dissolution, is approximately $350-$700 million
- Implies a per-share distribution of approximately $3.00-$6.00 based on the number of outstanding shares as of April 30, 2020
  - PDL cannot predict the timing or amount of cash available to distribute to our stockholders, nor can we predict the value of other non-cash assets, if any, until we are able to dispose of all or substantially all of our assets
  - Assumptions in calculating the range of estimated distributable value are in our Preliminary Proxy Statement

PDL

LENSAR: Innovation is Key Advantage

- COVID-19 has severely impacted elective cataract surgeries worldwide
- Market assumed to progressively reopen in the latter part of Q2'20 starting in Asia and subsequently ramping in the rest of the world, with potential to exit 4Q'20 at pre-COVID-19 levels
- Attractive asset based on best-in-class technology with LENSAR Streamline® IV laser
- Development of GEN2, a compact, integrated, all-in-one femto-phaco workstation will strengthen LENSAR's position as the innovation leader
- LENSAR intellectual property secures premier technology position for GEN2 development and commercialization
- FDA 510(k) GEN2 submission targeted for end of 2021; commercial launch in 2022

PDL

High-Quality Royalty Portfolio

Product	Licensee	Counterparty	Royalties Until (1)	Investment	Cash Received to date (3)
Glumetza metformin HCl	Depomed	Valeant Pharmaceuticals International, Inc.	indefinite		
Janumet XR (sitagliptin and metformin HCl extended-release)	Depomed	Merck Be well	6/2018		
Jentadueto XR (linagliptin/metformin HCl extended-release) tablets	Depomed	Boehringer Ingelheim / Lilly	5/2026(2)	$260.5M	$463.4M
Invokamet XR canagliflozin/metformin HCl extended-release tablets	Depomed	Janssen	9/2023(2)		
Synjardy XR (empagliflozin/metformin HCl) tablets	Depomed	Boehringer Ingelheim / Lilly	12/2026(2)		
Iclusig (ponatinib) tablets 45 mg, 15 mg	Ariad	Ariad	Payoff	$100.0M	$120.0M (4)
Cerdelga (eliglustat) capsules	University of Michigan	Sanofi Genzyme	4/2022	$65.6M	$20.6M
Zalviso sufentanil self-managed delivery system	AcelRx Pharmaceuticals, Inc.	Grunenthal	2030 or 3X investment	$65.0M	$0.8M
coflex	VB Viscogliosi Bros., LLC	Paradigm Spine	Until $36.7M	$15.5M	$7.0M
kybella	Inventor	Allergan	2/2025	$9.5M	$0.6M

(1) Expected dates based upon current agreements and patent expiry estimates
(2) Expiration for US sales: "ROW" expiry depends on launch dates
(3) As of 3/31/20
(4) Paid off on 03/30/17

PDL

Noden: Focus on Profitability

NODEN PHARMA

- Focused on increasing the profitability of Tekturna® (aliskiren) and mitigating the impact of generic competition in the U.S.
- Noden generated net operating income of $3.7 million in Q1'20
- Branded Tekturna® and our authorized generic together are maintaining an approximate 68% of the U.S. market
- COVID-19 expected to have minimal impact on sales of medically necessary drugs such as Tekturna® and Rasilez®

PDL

$275 Million Share Repurchase Program

- During the three months ended March 31, 2020, the Company repurchased $5.4 million in aggregate principal amount of 2021 Convertible Notes and $10.5 million in aggregate principal amount of 2024 Convertible Notes for cash payments totaling $18.0 million
- In the first quarter of 2020, the Company repurchased approximately 6.3 million shares of its common stock under the share repurchase program
  - Aggregate purchase price of $20.3 million, or an average cost of $3.20 per share
- $81.1 million remains under the $275 million repurchase program

First Quarter 2020 Financials (unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Product revenue, net	$ 5,985	$ 6,726
Royalties from Queen et al. patents	-	3
License and other	10	(33)
Total revenues	5,995	6,696
Cost of product revenue, (excluding intangible asset amortization)	2,860	3,800
Amortization of intangible assets	302	318
Severance and retention	18,734	-
General and administrative expenses	12,869	8,313
Sales and marketing	1,250	1,574
Research and development	1,856	910
Total operating expenses	37,871	14,915
Operating (loss) income	(31,876)	(8,219)
Interest and other income, net	513	1,874
Interest expense	(474)	(2,955)
Equity affiliate - change in fair value	(13,797)	-
Loss on extinguishment of convertible notes	(606)	-
Loss from continuing operations before income taxes	(46,240)	(9,300)
Income tax benefit from continuing operations	(14,473)	(848)
Net loss from continuing operations	(31,767)	(8,452)
Income from discontinued operations before income taxes (including loss on classification as held for sale of $12,761 for the the three months ended March 31, 2020)	75	18,689
Income tax benefit from discontinued operations	319	3,620
(Loss) income on discontinued operations	(244)	15,069
Net (loss) income	(32,011)	6,617
Less: Net loss attributable to noncontrolling interests	(288)	(63)
Net (loss) income attributable to PDL's shareholders	$ (31,723)	$ 6,680
Net (loss) income per share - Basic and Diluted		
Net (loss) income from continuing operations	$ (0.26)	$ (0.07)
Net (loss) income from discontinued operations	$ -	$ 0.12
Net (loss) income attributable to PDL's shareholders	$ (0.26)	$ 0.05

PDL

First Quarter 2020 Financials (unaudited)

GAAP to Non-GAAP Net (Loss) Income Reconciliation *(in thousands)*

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
GAAP net (loss) income attributed to PDL's shareholders, as reported	$ (31,723)	$ 6,680
Adjustments:		
Mark-to-market adjustment to fair value - royalty assets	4,175	363
Mark-to-market adjustments to equity affiliate - common stock	11,334	-
Non-cash stock-based compensation expense	18,274	1,169
Non-cash debt offering costs	280	1,923
Non-cash depreciation and amortization expense	757	1,128
Mark-to-market adjustment on warrants held	2,453	33
Non-cash amortization of intangible assets	691	1,572
Income tax effect related to above items	(12,952)	(1,013)
Total adjustments	25,012	5,175
Non-GAAP net (loss) income	$ (6,711)	$ 11,855

PDL

First Quarter 2020 Financials (unaudited)

Consolidated balance sheet data *(in thousands)*	**March 31, 2020**	**December 31, 2019**
Cash and cash equivalents	$ 125,512	$ 168,982
Notes receivable	$ 53,299	$ 53,410
Assets held for sale	$ 331,661	$ 350,366
Total assets	$ 658,716	$ 716,119
Liabilities held for sale	$ 24,554	$ 31,215
Convertible notes payable	$ 13,302	$ 27,250
Total stockholders' equity	$ 553,115	$ 593,278

PDL

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